UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


February 18, 2003
(Date of report)

Commission file number:  0-20704

           GRAPHIC PACKAGING INTERNATIONAL CORPORATION
     (Exact name of registrant as specified in its charter)

           Colorado                          84-1208699
 (State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)

  4455 Table Mountain Drive, Golden, Colorado    80403
     (Address of principal executive offices)     (Zip Code)

                         (303) 215-4600
      (Registrant's telephone number, including area code)



Item 7.  Financial Statements and Exhibits

(c)  Exhibits:

Exhibit
Number   Document Description

99.1*    Earnings Release dated February 18, 2003.


* The information furnished under Item 9 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.



Item 9.  Regulation FD Disclosure.

   On February 18, 2003, Graphic Packaging International Corporation (the "Company") issued an earnings release reporting earnings for the fourth quarter of 2002 and the full year ended December 31, 2002.
A copy of the earnings release is attached hereto as Exhibit 99.1.

   In addition to the attached earnings release for the fourth quarter of 2002, the Company disclosed during its conference call announcing earnings on February 18, 2003, the following: (i) that it has planned approximately $60 million of additional net sales for the year 2003, of which more than half is currently in hand;
(ii) that the Company is projecting capital spending of approximately $42 million and depreciation of approximately $63 million for 2003; (iii) that it expects cash flow to pay down debt, but to a lesser extent than in 2002; (iv) that pension expense for 2002 was approximately $3.5 million, with funding of approximately $6.0 million; and (v) that expected pension expense for 2003 is approximately $7.0 million, with expected funding of approximately $10.0 million.




                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


February 19, 2003                   GRAPHIC PACKAGING INTERNATIONAL
                                    CORPORATION

                                    By:/s/Jill B. W. Sisson, Esq.
                                    -----------------------------
                                    Jill B. W. Sisson, Esq.
                                    (General Counsel, Secretary)